EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127317 of Northrop Grumman Corporation on Form S-8 of our report dated June 27, 2006, appearing in this Annual Report on Form 11-K of the Newport News Shipbuilding Savings (401(k)) Plan for Union Eligible Employees for the year ended December 31, 2005.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

June 27, 2006